UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2025

SABRA HEALTH CARE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1781 Flight Way Tustin, CA	92782
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 393-8248

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SBRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2025, Sabra Health Care REIT, Inc. (the “Company”) entered into an equity distribution agreement (the “Distribution Agreement”) with Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (each an “Agent”, and collectively, the “Agents”) and Barclays Bank PLC, Bank of Montreal, Bank of America, N.A., Citibank, N.A., Citizens JMP Securities, LLC, Crédit Agricole Corporate and Investment Bank, Huntington Securities, Inc., JPMorgan Chase Bank, National Association, KeyBanc Capital Markets Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., Regions Securities LLC, Royal Bank of Canada, The Bank of Nova Scotia, Truist Bank and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser”, and collectively, the “Forward Purchasers”) relating to (a) the issuance and sale by the Company to or through the Agents from time to time of shares (the “Issuance Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), and (b) the sale by the Forward Sellers (as defined below), acting as agents for the Forward Purchasers or their affiliates, of Common Stock (the “Forward Shares,” and together with the Issuance Shares, the “Shares”), with the Shares to be sold under the Distribution Agreement having an aggregate gross offering price of up to $750.0 million (the “ATM Program”). The Agents, when acting in their capacity as agents for the Forward Purchasers, are referred to herein individually as a “Forward Seller” and, collectively, as the “Forward Sellers.”

Pursuant to the terms of the Distribution Agreement, the sales, if any, of the Issuance Shares will be made through the Agents acting as sales agent for the Company or directly to the Agents acting as principals. Further, pursuant to the terms of the Distribution Agreement, the Company may also enter into one or more forward sale agreements with one or more of the Forward Purchasers. In connection with any forward sale agreement, the applicable Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through its affiliated Forward Seller acting as agent for the applicable Forward Purchaser, sell a number of Forward Shares equal to the number of shares of Common Stock specified in such forward sale agreement.

The Shares may be sold by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the Nasdaq Global Select Market, on any other primary trading market for the Common Stock or to or through a market maker (which may include block transactions). In addition, with the Company’s prior consent, the Agents may also sell the Shares in privately negotiated transactions.

The aggregate compensation to the Agents, acting as sales agents on our behalf, for sales of the Issuance Shares or otherwise under the Distribution Agreement will be up to $11.25 million. The Distribution Agreement also provides that a Forward Purchaser will be entitled to commissions at a mutually agreed rate that will not exceed 1.5% of the volume-weighted average price at which its affiliated Forward Seller sells Forward Shares during the forward hedge selling period applicable to a forward sale agreement.

The offering of Shares pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate gross proceeds of Common Stock authorized to be sold under the Distribution Agreement and (ii) the termination of the Distribution Agreement as permitted therein. The offering of Shares pursuant to the Distribution Agreement may also be suspended as permitted therein.

The Company intends to contribute the net proceeds (i) from sales of shares of its Common Stock to or through the Agents and (ii) upon settlement of any forward sale agreement, in each case, to Sabra Health Care Limited Partnership (the “Operating Partnership”), which in turn intends to use the net proceeds to repay indebtedness, to fund possible future investments and/or for general corporate purposes.

The Company will not initially receive any proceeds from any sale of Forward Shares by a Forward Seller. The Company expects to physically settle any forward sale agreement into which it enters (by the delivery of shares of the Common Stock) and receive proceeds from the sale of those shares of Common Stock upon one or more settlement dates under the forward sale agreement no later than the date that is one year from entry into the applicable forward sale agreement. The Company may also elect to cash settle or net share settle all or a portion of its obligations under any forward sale agreement. If the Company elects to cash settle any forward sale agreement, it may not receive any proceeds, and may owe cash to the relevant Forward Purchaser in certain circumstances. If the Company elects to net share settle any forward sale agreement, it will not receive any proceeds, and it may owe shares of Common Stock to the relevant Forward Purchaser in certain circumstances. Any forward sale agreement is subject to early termination or settlement under certain circumstances.

The foregoing description of the material terms of the Distribution Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the forward sales agreement that may be entered into with the relevant Forward Purchaser is qualified in its entirety by reference to the full text of the form of forward confirmation, which is included as Exhibit 3(b) to Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The offer and sale of the Shares under the ATM Program is registered under the Securities Act pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-289246), filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 5, 2025, and the prospectus supplement filed by the Company with the SEC on August 5, 2025. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the opinion of Venable LLP, relating to the legality of the Shares, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

On August 5, 2025, the Company terminated that certain equity distribution agreement entered into on February 23, 2023 among the Company and the sales agents and forward purchasers party thereto (the “Prior Distribution Agreement”). The Prior Distribution Agreement provided for the issuance and sale from time to time of shares of Common Stock having an aggregate gross sales price of up to $500.0 million (i) by the Company through a consortium of banks acting as sales agents or directly to the banks acting as principals or (ii) by a consortium of banks acting as forward sellers on behalf of the relevant forward purchasers pursuant to a forward sale agreement (the “2023 ATM Program”). Additional terms of the Prior Distribution Agreement are summarized in the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2023, which description is incorporated herein by reference. At the time of termination of the Prior Distribution Agreement, shares of Common Stock having an aggregate offering price of $109.3 million were not sold under the Prior Distribution Agreement. In addition, shares of Common Stock having an aggregate offering price of $266.5 million are subject to forward sale agreements entered into pursuant to the Prior Distribution Agreement that will remain outstanding following its termination. These forward sale agreements have a one year term from the date they were entered into during which time the Company may settle the forward sales by delivery of physical shares of common stock to the forward purchasers or, at the Company’s election, in cash or net shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Equity Distribution Agreement, dated August 5, 2025, among the Company, the Agents party thereto, and the Forward Purchasers party thereto.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Michael Costa
Name:	Michael Costa
Title:	Chief Financial Officer, Secretary and Executive Vice President

Dated: August 5, 2025